                                                                    Exhibit 99.2

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

INSURED:   JOHN DOE                    ISSUE AGE AND SEX:   35 MALE
                                       PREMIUM CLASS:       STANDARD TOBACCO

INSURED:   JANE DOE                    ISSUE AGE AND SEX:   32 FEMALE
                                       PREMIUM CLASS:       STANDARD TOBACCO

OWNER:     PETE MOSS

INITIAL SPECIFIED AMOUNT:   $250,000   POLICY DATE:         MAY 1, 2007
MINIMUM SPECIFIED AMOUNT:   $250,000   DATE OF ISSUE:       MAY 1, 2007
MONTHLY ANNIVERSARY DAY:    01

PLAN OF INSURANCE:          FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE ON THE
                            LIVES OF TWO INSUREDS

BENEFIT SELECTION OPTION:   20%

DEATH BENEFIT OPTION:       Death Benefit Option: 1 (Level) - See Death Benefit
                            Options Provisions.

PREMIUM PAYMENTS:           Planned Premium: $777.07
                            Premiums payable until the Attained Age 121 of the
                            younger Insured. Additional premium payments may
                            vary by frequency or amount.

PAYMENT MODE:               ANNUALLY

BENEFICIARY:                As named in the application for this policy,
                            unless later changed.

GUARANTEED MINIMUM FIXED
ACCOUNT INTEREST RATE:      4.0% annual effective rate (0.01074598% daily)

NET GUARANTEED FIXED
ACCOUNT INTEREST RATE:      3.5% annual effective rate (0.00942549% daily)

PERSISTENCY BONUS RATE:     0.15% annual effective rate (0.01249141% monthly) In
                            Policy Year 21 and thereafter.

INTEREST CREDITED TO LOAN
ACCOUNT VALUE:              4.0% annual effective rate (0.01074598% daily) in
                            all Policy Years.

POLICY LOAN INTEREST RATE
CHARGED: 5.0% annual effective rate in Policy Years 1-10; and 4.0% annual effective rate in Policy Years 11 and thereafter.

MINIMUM TRANSFER AMOUNT:    $50 or the entire value of the Fixed Account or
                            Sub-Account being transferred, whichever is less.

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

SEPARATE ACCOUNT:           R

MINIMUM POLICY LOAN
AMOUNT:                     $500

MINIMUM SPECIFIED AMOUNT
INCREASE:                   $1000
                            Increases to Specified Amount not allowed after the
                            younger Insured reaches Attained Age 85.

MAXIMUM NUMBER OF
SPECIFIED AMOUNT
INCREASES PER POLICY
YEAR:                       Unlimited in Policy Year 1; and
                            1 in Policy Year 2 and thereafter.

MAXIMUM NUMBER OF
SPECIFIED AMOUNT
DECREASES PER POLICY
YEAR:                       Decreases not allowed in Policy Year 1; and
                            1 in Policy Year 2 and thereafter.

ACCOUNT(S) AVAILABLE FROM
WHICH TO TRANSFER FUNDS
FOR DOLLAR COST             Money Market Sub-Account
AVERAGING:                  Fixed Account

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                            RIDERS AND RIDER CHARGES

OVERLOAN PROTECTION RIDER
EFFECTIVE DATE:             Policy Date

MAXIMUM ELECTION CHARGE:    5% of the then current Accumulation Value

NO-LAPSE ENHANCEMENT
RIDER EFFECTIVE DATE:       Policy Date

DATE OF EXPIRY:             MAY 1, 2093

GUARANTEED MINIMUM DEATH
BENEFIT:                    $250,000

NO-LAPSE VALUE PROVISION
MONTHLY CHARGE PER $1000:   0.01767

RESET ACCOUNT VALUE
PROVISION MONTHLY CHARGE
PER $1000:                  0.18534

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                           TABLE OF SURRENDER CHARGES

See Surrender Provisions for an explanation of when this table will be used.

                     SURRENDER CHARGE AS OF
POLICY YEAR         BEGINNING OF POLICY YEAR
-----------------   ------------------------
1                           $3,462.50
2                           $3,342.50
3                           $3,220.00
4                           $3,095.00
5                           $2,965.00
6                           $2,827.50
7                           $2,687.50
8                           $2,537.50
9                           $2,387.50
10                          $2,227.50
11                          $2,062.50
12                          $1,892.50
13                          $1,715.00
14                          $1,527.50
15                          $1,335.00
16 and thereafter           $    0.00

CALCULATION OF CHARGE FOR DECREASE IN SPECIFIED AMOUNT

For decreases in Specified Amount, excluding full surrender of this policy, the charge will be calculated as (1) minus (2), then divided by (3), then multiplied by (4), where:

(1)  is the amount of this decrease plus any prior decreases;

(2) is the greater of an amount equal to 25% of the Initial Specified Amount or the sum of all prior decreases;

(3)  is the Initial Specified Amount; and

(4) is the then applicable surrender charge from the Table of Surrender Charges shown above.

However, no charge will be applied under the following circumstances:

a. where the decrease occurs after the 10th Policy Anniversary of the Initial Specified Amount;

b.   where the decrease is caused by a partial surrender; or

c. where the decrease plus the sum of all prior decreases does not exceed 25% of the Initial Specified Amount.


                                       3b

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                        TABLE OF EXPENSE CHARGES AND FEES

The following expenses and fees are charged under this policy:

PREMIUM LOAD

We will deduct a Premium Load not to exceed the following from each premium payment:

7% in Policy Years 1 - 20; and
4% in Policy Years 21 and thereafter.

COST OF INSURANCE

See the Cost of Insurance provision. The Net Amount at Risk Discount Factor used in that provision is 1.0032737.

MONTHLY ADMINISTRATIVE FEE

The monthly administrative fee equals (1) plus (2) plus (3), where:

(1)  is a fee of $10.00 per month during each Policy Year;

(2) is a monthly charge of 0.06900 per $1,000 of Initial Specified Amount for the first 120 months from the Policy Date; and

(3) is a monthly charge per $1,000 for any increase in Specified Amount for the 120 months following the date of increase. The rate used to calculate this charge will be based on the sex, Premium Class and Attained Age of each Insured on the date of the increase.

GUARANTEED MAXIMUM MORTALITY AND EXPENSE RISK ("M&E") CHARGE RATE

..60% annually in Policy Years 1 - 10; and

..20% annually in Policy Years 11 and thereafter.

GUARANTEED MAXIMUM FIXED ACCOUNT ASSET CHARGE RATE:

..50% annual effective rate (0.00136646 daily) in all Policy Years.

TRANSFER FEE:

$25 per each transfer request in excess of 24 during any Policy Year.


                                       3c

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

The monthly Cost of Insurance rates are based on the sex, tobacco status, Issue Age, and the Policy Year of each Insured but will not exceed the rates shown in the table below in accordance with the 2001 CSO Male/Female, Smoker/Nonsmoker, Ultimate Table, age nearest birthday. It is determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which the policy is delivered, that reflects one-alive and both-alive probabilities. The Guaranteed Maximum Cost of Insurance Rates shown in the table below reflect the applicable Risk Factor and/or Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications as described in the Cost of Insurance Rates provision.

POLICY    MONTHLY   POLICY    MONTHLY   POLICY    MONTHLY
 YEAR      RATE      YEAR      RATE      YEAR      RATE
------   --------   ------   --------   ------   --------
   1      0.09918      2      0.10668      3      0.11585
   4      0.12752      5      0.13752      6      0.14919
   7      0.15669      8      0.16669      9      0.17670
  10      0.18837     11      0.20254     12      0.21921
  13      0.23839     14      0.26090     15      0.28592

  16      0.31760     17      0.35679     18      0.40099
  19      0.44937     20      0.50192     21      0.55948
  22      0.62038     23      0.68714     24      0.75724
  25      0.83236     26      0.91250     27      0.99015
  28      1.07616     29      1.16552     30      1.25825

  31      1.36269     32      1.46715     33      1.57748
  34      1.69788     35      1.82583     36      1.96971
  37      2.12785     38      2.29944     39      2.49119
  40      2.70982     41      2.95118     42      3.21111
  43      3.49635     44      3.78343     45      4.09671

  46      4.43374     47      4.79707     48      5.19013
  49      5.61384     50      6.21084     51      6.86007
  52      7.49323     53      8.17462     54      8.86201
  55      9.43570     56     10.34679     57     11.25783
  58     12.17563     59     12.91894     60     13.08056

  61     13.74126     62     14.80774     63     16.17152
  64     18.24094     65     20.14012     66     22.05510
  67     22.14738     68     23.08506     69     24.70128
  70     26.43322     71     28.34637     72     30.40644
  73     32.64981     74     35.49326     75     38.42340

  76     41.44337     77     44.49915     78     47.70095
  79     50.99608     80     54.18326     81     57.29201
  82     60.13810     83     64.17791     84     67.96341
  85     71.91859     86     76.29014     87     80.35500
  88     84.51636     89     90.90909

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                           CORRIDOR PERCENTAGES TABLE

            DEATH BENEFIT QUALIFICATION TEST: Guideline Premium Test

See the Death Benefit Qualification Test and Death Benefit Proceeds provisions for an explanation of how this table will be used.

AGE OF THE YOUNGER    CORRIDOR    AGE OF THE YOUNGER    CORRIDOR
     INSURED         PERCENTAGE        INSURED         PERCENTAGE
------------------   ----------   ------------------   ----------
       20-40            250%              70              115%
        41              243               71              113
        42              236               72              111
        43              229               73              109
        44              222               74              107

        45              215               75              105
        46              209               76              105
        47              203               77              105
        48              197               78              105
        49              191               79              105

        50              185               80              105
        51              178               81              105
        52              171               82              105
        53              164               83              105
        54              157               84              105

        55              150               85              105
        56              146               86              105
        57              142               87              105
        58              138               88              105
        59              134               89              105

        60              130               90              105
        61              128               91              104
        62              126               92              103
        63              124               93              102
        64              122               94              101

        65              120               95              100
        66              119               96              100
        67              118               97              100
        68              117               98              100
        69              116             99-120            100


                                       3e